UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2019
__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.         Entry Into a Material Definitive Agreement.

As Celadon Group, Inc. (the “Company”) previously disclosed, the U.S. Department of Justice and U.S. Securities and Exchange Commission (the “SEC”) have been conducting investigations concerning the Company’s prior financial statements and related events. These investigations have focused on a subsidiary that the Company has since divested, involve transactions, conduct, and events that occurred during the tenure of prior senior management, and compliance with federal securities laws. The Company has cooperated with the investigations.

The Company has reached resolutions with the Department of Justice, Criminal Division, Fraud Section, and the U.S. Attorney’s Office for the Southern District of Indiana (collectively, the “DOJ”), and the SEC concerning these criminal and civil investigations. In connection with the investigations, the Company (i) on April 24, 2019, entered into a Deferred Prosecution Agreement (the “DPA”) with the DOJ filed with the United States District Court, Southern District of Indiana (the “Court”) on April 25, 2019, and (ii) on April 24, 2019 agreed to settle with the SEC, by consenting to the entry of a final judgment (the “Consent”) that upon entry by the Court, among other things, permanently restrains and enjoins the Company from violating Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 and applicable rules.  The DPA, which shall remain in effect through June 30, 2024 unless terminated earlier or extended (the “Term”), and the Consent are collectively referred to herein as the “Agreements.”

Pursuant to the DPA, the DOJ filed a criminal information alleging a single-count of conspiracy to commit securities fraud and the falsification of books, records, and accounts. Subject to the Company’s compliance with the DPA, the DOJ has agreed to dismiss with prejudice the criminal information after the expiration of the DPA’s Term.

The DPA requires the Company over the course of the DPA Term to pay restitution in the amount of $42,245,302 (the "Restitution Amount"). The Company may offset the Restitution Amount by payments made directly to shareholders pursuant to the Company’s prior settlement of civil shareholder class action litigation (“Securities Class Action”). The Company expects such amount to range between $3.5 million and $3.75 million depending on administrative costs, leaving an approximately $38.5 million expected balance of the Restitution Amount. With respect to such balance, the DPA requires the Company to make an initial payment of  $5.0 million within 90 days. Thereafter, on an annual basis (on or before October 28), beginning with the fiscal year ended June 30, 2020 and continuing through the fiscal year ended June 30, 2023, after first making all required payments to the Company’s term loan and revolving lenders, the Company has agreed to pay 50 percent of any remaining excess cash flow (“ECF”) as defined or may be defined in the Company’s term loan and revolving credit agreements. The DPA requires the Company to pay the remaining balance of the Restitution Amount, if any, by June 30, 2024. The DPA does not require payment of any criminal fine. The Company is not permitted to seek or accept, directly or indirectly, reimbursement or indemnification from any source with regard to the Restitution Amount.

The DPA requires the Company to continue to implement a compliance and ethics program designed to prevent and deter violations of anti-fraud reporting, or books and records provisions of federal securities laws, and where necessary adopt a new compliance program, or modify its existing one, including internal controls, compliance policies, and procedures in order to ensure that the Company maintains an effective system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records and accounts, and a rigorous compliance program designed to detect and deter violations of anti-fraud reporting, or books and records provisions of the federal securities laws throughout the Company’s operations. The Company also is required to report to the DOJ annually during the Term of the DPA regarding remediation and implementation of the compliance measures described in the DPA. There is no independent monitor requirement.

The SEC Consent and a related final judgment provide that upon entry by the Court, in addition to the above-referenced injunctive relief, the Company is liable for disgorgement of $7,541,633.70, inclusive of prejudgment interest, which shall be deemed satisfied in full by the DPA’s restitution order. Thus, subject to compliance with the DPA, Consent, and related documents, the Company will not have any additional financial obligation beyond the Restitution Amount.

The SEC Consent requires the Company to remediate by September 30, 2019 the deficiencies in its internal control over financial reporting that constituted material weaknesses as identified in the Company’s Form 8-K dated March 30, 2018. If the Company fails to timely complete such remediation, the Company must within 60 days retain an independent consultant, not unacceptable to the SEC, to conduct a comprehensive review of the material weaknesses and of the Company’s policies, procedures, controls, and training relating to financial reporting and to recommend, as appropriate, policies, procedures, controls and training reasonably designed to ensure that the Company’s internal control over financial reporting is effective, and that the Company has processes and internal controls in place (i) to reasonably ensure that its equipment is tested for impairment when circumstances indicate that the carrying amount may not be recoverable, and (ii) as part of the contract review and approval process to reasonably ensure proper accounting and legal review of any contracts that impact the Company’s financial reporting. The Company shall adopt the Consultant’s recommendations or determinations concerning the specified matters.

The Agreements also provide that the Company will continue to cooperate with the DOJ, and the SEC in all related matters.  In the event that the Company breaches the Agreements, there is a risk that DOJ or the SEC would seek to impose remedies provided for therein, including with respect to the DPA, instituting criminal prosecution against the Company.

The above description of the Agreements is not complete and is qualified in its entirety by the terms thereof. A copy of each Agreement is filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference. Exhibit 10.2 includes the Consent, the SEC's Complaint, and the related final judgment.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 24, 2019, the Company adopted a new Code of Conduct and Ethics (the “Code of Conduct”), which replaces the Company’s existing Code of Business Conduct and Ethics.  The Code of Conduct is applicable to all directors, officers, and employees of the Company and its affiliates.  The changes reflected in the Code of Conduct include, among other things: (i) expanding the Code of Conduct’s scope to include directors, officers, and employees of the Company’s affiliates; (ii) including basic principles of ethical corporate conduct; (iii) including an expanded and more specific list of actions and behaviors required by the Code of Conduct; (iv) including an expanded and more specific list of actions and behaviors prohibited by the Code of Conduct; and (v) updating the complaint procedures to reference the procedures set forth in the Company’s Whistleblower Policy.

The adoption of the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.  Any waivers under the Code of Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the SEC and applicable stock exchange.  The Code of Conduct will be posted on the Company’s website under the “Investors – Governance – Governance Documents” page.

Item 7.01    Regulation FD Disclosure.

On April 25, 2019, the Company issued a press release announcing its entry into the Agreements. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Deferred Prosecution Agreement dated April 24, 2019.
	10.2	Consent, SEC Complaint, and Final Judgment.
	99.1	Press release dated April 25, 2019.

The information contained in Item 7.01 and Exhibit 99.1 under Item 9.01 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in this report and Exhibit 99.1 hereto contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "will," “may,” “ongoing,” “going forward,” “continue” “shall,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report and Exhibit 99.1 hereto, statements relating to the Company’s payment of restitution and other future actions and events in connection with the Agreements are forward-looking statements.  Actual results may differ materially from those set forth in these forward-looking statements based on risks and uncertainties, including the risk that the Company’s business does not perform as expected or anticipated, the Company does not generate ECF, is not profitable, or is otherwise unable to generate or obtain sufficient cash to meet its payment obligation at the end of the Term, that the Company does not obtain the financing necessary to meet its business requirements, and the amount of administration fees and expenses ultimately incurred in connection with the distribution of the Securities Class Action settlement.  Readers should review and consider these and other factors that could cause actual results to differ from expectations and various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: April 26, 2019	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Deferred Prosecution Agreement dated April 24, 2019.
10.2	Consent, SEC Complaint, and Final Judgment.
99.1	Press release dated April 25, 2019.